                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported) August 31, 1999
                                                         ---------------

                       Citadel Communications Corporation
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                                     Nevada
                 ----------------------------------------------
                 (State of Other Jurisdiction of Incorporation)


         000-24515                                         86-0748219
 ------------------------                     ---------------------------------
 (Commission File Number)                     (IRS Employer Identification No.)

      City Center West, Suite 400
     7201 West Lake Mead Boulevard
           Las Vegas, Nevada                                      89128
----------------------------------------                        ----------
(Address of Principal Executive Offices)                        (Zip Code)



                                 (702) 804-5200
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

         This report includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based largely on current expectations and projections about future events and financial trends affecting Citadel Communications Corporation's business. The words intends, believes and similar words are intended to identify forward-looking statements. The forward-looking statements in this report are subject to risks, uncertainties and assumptions including, among other things:

o        the realization of Citadel Communications' business strategy,

o general economic and business conditions, both nationally and in Citadel Communications' radio markets,

o Citadel Communications' expectations and estimates concerning future financial performance, financing plans and the impact of competition,

o        anticipated trends in Citadel Communications' industry, and

o the impact of current or pending legislation and regulation and antitrust considerations.

In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this report might not transpire. Citadel Communications undertakes no obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On August 31, 1999, Citadel Communications Corporation's subsidiary, Citadel Broadcasting Company, completed its acquisition of all of the issued and outstanding shares of capital stock of Fuller-Jeffrey Broadcasting Companies, Inc. from Robert F. Fuller and Joseph N. Jeffrey, Jr., the two former stockholders of Fuller-Jeffrey Broadcasting. At the time of the closing, Fuller-Jeffrey Broadcasting was, directly or indirectly through its subsidiaries, the licensee of and the operator of radio stations WOKQ-FM, WXBB-FM, WPKQ-FM and WXBP-FM serving the Portsmouth/Dover/Rochester, New Hampshire market and WBLM-FM, WCYI-FM, WCYY-FM, WHOM-FM, WJBQ-FM and WCLZ-FM serving the Portland, Maine market. Citadel Communications intends to continue operating these stations through Citadel Broadcasting. Immediately following the closing, Fuller-Jeffrey Broadcasting and its subsidiaries were merged into Citadel Broadcasting.

         The aggregate purchase price was approximately $63.5 million, which amount includes the repayment of approximately $16.4 million of indebtedness of Fuller-Jeffrey Broadcasting, but does not include approximately $1.8 million payable over a seven-year period related to a consulting and noncompetition agreement entered into in connection with the acquisition. Of the purchase price, approximately
$6.1 million was paid using proceeds from the June 1999 public offering of common stock of Citadel Communications, and the balance was borrowed under Citadel Broadcasting's credit facility with FINOVA Capital Corporation, as administrative agent, and FINOVA Capital Corporation, BankBoston, N.A., The
Bank of New York, Nationsbank of Texas, N.A. and Union Bank of California, N.A., as lenders.

         The parties completed this transaction prior to receipt of a final order from the Federal Communications Commission. Until the order becomes final, third parties may file a request for reconsideration or judicial review or the FCC may reconsider the initial grant on its own motion. Such action could expose the parties to a modification or set aside of the initial approval. There can be no assurance that a modification or set aside will not occur.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements. The following financial statements are included pursuant to Item 7(a):

FULLER-JEFFREY BROADCASTING COMPANIES, INC. AND SUBSIDIARIES

Independent Auditors' Report

Consolidated Balance Sheets as of December 31, 1998 and
  June 30, 1999 (unaudited)

Consolidated Statements of Operations for the year ended December 31, 1998 and the six months ended June 30, 1998 and 1999 (unaudited)

Consolidated Statements of Stockholders' Deficiency for the year ended
  December 31, 1998

Consolidated Statements of Cash Flows for the year ended December 31, 1998 and the six months ended June 30, 1998 and 1999 (unaudited)

Notes to Consolidated Financial Statements


(b) Pro Forma Financial Information. The following pro forma financial information is included herein pursuant to Item 7(b):

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 1999

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended June 30, 1999

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the twelve months ended December 31, 1998


(c) Exhibits. The following exhibits are filed as part of this report:

2.1 Stock Purchase Agreement dated April 30, 1999 by and between Robert F. Fuller and Citadel Broadcasting Company (incorporated by reference to
         Exhibit 2.1 to Citadel Broadcasting Company's Current Report on Form 8-K, date of earliest event reported - August 31, 1999).

2.2 Stock Purchase Agreement dated April 30, 1999 by and between Joseph N. Jeffrey, Jr. and Citadel Broadcasting Company (incorporated by reference to Exhibit 2.2 to Citadel Broadcasting Company's Current Report on Form 8-K, date of earliest event reported - August 31, 1999).

23.1     Consent of KPMG LLP.

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
Fuller-Jeffrey Broadcasting Companies, Inc.:

     We have audited the accompanying consolidated balance sheet of Fuller-Jeffrey Broadcasting Companies, Inc. and subsidiaries (the Company) as of December 31, 1998, and the related consolidated statements of operations, stockholders' deficiency, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Fuller-Jeffrey Broadcasting Companies, Inc. and subsidiaries as of December 31, 1998, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

/s/ KPMG LLP

April 7, 1999, except as to note 11,
which is as of August 31, 1999

                          FULLER-JEFFREY BROADCASTING
                        COMPANIES, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                              DECEMBER 31,      JUNE 30,
                                                                  1998            1999
                                                              ------------    -----------
                                                                              (UNAUDITED)
                      ASSETS (NOTE 4)
Current assets:
  Cash......................................................  $    588,155        631,064
  Receivables:
     Accounts receivable, net of allowance for doubtful
      accounts of $192,000 in 1998 and $209,793 as of June
      30, 1999..............................................     2,501,189      2,908,396
     Other..................................................       248,342         84,795
                                                              ------------    -----------
          Total receivables.................................     2,749,531      2,993,191
  Prepaid expenses..........................................       220,547        214,456
  Deferred tax assets (note 6)..............................       270,856        227,624
                                                              ------------    -----------
          Total current assets..............................     3,829,089      4,066,335
                                                              ------------    -----------
Property, plant, and equipment:
  Land and improvements.....................................       660,597        660,597
  Buildings and improvements................................       870,394        931,437
  Equipment, antenna systems and furnishings................     5,635,500      5,838,855
  Construction in progress..................................       746,940      1,726,894
                                                              ------------    -----------
                                                                 7,913,431      9,157,783
  Less accumulated depreciation and amortization............    (3,699,952)    (3,958,053)
                                                              ------------    -----------
          Net property, plant and equipment.................     4,213,479      5,199,730
                                                              ------------    -----------
Other assets:
  Due from officers, stockholders and employees.............        55,000         35,000
  Deposits and other assets.................................       345,747        440,136
  Intangible assets, net (notes 2 and 8)....................     5,700,247      5,468,163
  Deferred tax assets (note 6)..............................       841,707        491,197
                                                              ------------    -----------
                                                              $ 14,985,269     15,700,561
                                                              ============    ===========
          LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current liabilities:
  Current installments of long-term debt (note 4)...........  $  1,158,822      1,106,455
  Accounts payable..........................................       668,643        616,608
  Due to related parties (note 5)...........................        74,827        254,827
  Deferred revenue (note 3).................................       450,000        300,000
  Accrued expenses:
     Salaries and other.....................................       652,941        718,876
     Interest...............................................        65,333         79,333
  Income tax payable........................................            --        211,148
                                                              ------------    -----------
          Total current liabilities.........................     3,070,566      3,287,247
Long-term debt (note 4).....................................    14,408,918     14,453,869
Due to related parties (note 5).............................       487,156        281,216
Deferred revenue (note 3)...................................       500,000        350,000
                                                              ------------    -----------
          Total liabilities.................................    18,466,640     18,372,332
                                                              ------------    -----------
Stockholders' deficit:
  Common stock, par value $1 per share, authorized 100,000
     shares; issued and outstanding 45,000 shares (note
     10)....................................................        45,000         45,000
  Retained deficit..........................................    (2,526,371)    (1,716,771)
                                                              ------------    -----------
                                                                (2,481,371)    (1,671,771)
  Less treasury stock, 15,000 shares at cost................    (1,000,000)    (1,000,000)
                                                              ------------    -----------
Total stockholders' deficiency..............................    (3,481,371)    (2,671,771)
Commitments and contingencies (notes 7, 9 and 11)
                                                              ------------    -----------
                                                              $ 14,985,269     15,700,561
                                                              ============    ===========

See accompanying notes to consolidated financial statements.

                          FULLER-JEFFREY BROADCASTING
                        COMPANIES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                           SIX MONTHS ENDED
                                                       YEAR ENDED              JUNE 30,
                                                      DECEMBER 31,    --------------------------
                                                          1998           1998           1999
                                                      ------------    -----------    -----------
                                                                      (UNAUDITED)    (UNAUDITED)
Revenue:
  Local sales.......................................  $11,625,852      5,382,890      6,255,845
  National sales....................................    2,404,837      1,087,949      1,355,331
  Other income......................................      298,911         73,916         50,702
                                                      -----------     ----------     ----------
                                                       14,329,600      6,544,755      7,661,878
  Less agency commissions...........................    1,884,123        862,971        957,913
                                                      -----------     ----------     ----------
     Net revenue excluding trade revenue............   12,445,477      5,681,784      6,703,965
                                                      -----------     ----------     ----------
Operating expenses:
  Technical.........................................      546,576        251,207        292,700
  Programming.......................................    1,819,215        874,275      1,009,224
  Promotional.......................................      506,229        226,339        225,958
  Selling...........................................    2,085,844        903,417      1,233,178
  General and administrative........................    3,469,174      1,575,379      1,702,497
                                                      -----------     ----------     ----------
                                                        8,427,038      3,830,617      4,463,557
                                                      -----------     ----------     ----------
     Gross margin from broadcasting activities,
       excluding trades.............................    4,018,439      1,851,167      2,240,408
                                                      -----------     ----------     ----------
Other operating expense (income):
  Depreciation and amortization (note 2)............    1,006,148        377,181        454,289
  Noncompete expense (note 2).......................      142,143         53,790         43,126
  Noncompete income.................................     (626,667)      (313,333)      (300,000)
                                                      -----------     ----------     ----------
     Other operating expense, net...................      521,624        117,638        197,415
                                                      -----------     ----------     ----------
     Net operating income before trades.............    3,496,815      1,733,529      2,042,993
                                                      -----------     ----------     ----------
Trade revenue.......................................    1,196,257        541,808        597,603
Trade expense.......................................   (1,093,491)      (466,181)      (551,233)
                                                      -----------     ----------     ----------
     Net trade revenue..............................      102,766         75,627         46,370
                                                      -----------     ----------     ----------
     Net operating income...........................    3,599,581      1,809,156      2,089,363
Interest expense (note 4)...........................   (1,399,236)      (731,061)      (630,819)
(Loss) gain on sale of assets.......................           --         (2,779)       140,000
Other financing costs...............................     (296,000)            --       (161,634)
                                                      -----------     ----------     ----------
     Income before income taxes.....................    1,904,345      1,075,316      1,436,910
Income tax (benefit) expense (note 6)...............      (54,765)        81,231        627,310
                                                      -----------     ----------     ----------
     Net income.....................................  $ 1,959,110        994,085        809,600
                                                      ===========     ==========     ==========

See accompanying notes to consolidated financial statements.

                          FULLER-JEFFREY BROADCASTING
                        COMPANIES, INC. AND SUBSIDIARIES

               CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIENCY

                          YEAR ENDED DECEMBER 31, 1998

                                       COMMON      RETAINED       TREASURY
                                        STOCK       DEFICIT         STOCK          TOTAL
                                       -------    -----------    -----------    -----------
Balance, December 31, 1997...........  45,000      (4,485,481)    (1,000,000)    (5,440,481)
  Net income for year................      --       1,959,110             --      1,959,110
                                       -------    -----------    -----------    -----------
Balance, December 31, 1998...........  $45,000     (2,526,371)    (1,000,000)    (3,481,371)
                                       =======    ===========    ===========    ===========

See accompanying notes to consolidated financial statements.

                          FULLER-JEFFREY BROADCASTING
                        COMPANIES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                       SIX MONTHS ENDED
                                                    YEAR ENDED             JUNE 30,
                                                   DECEMBER 31,   --------------------------
                                                       1998          1998            1999
                                                   ------------   -----------    -----------
                                                                  (UNAUDITED)    (UNAUDITED)
Cash flows from operating activities:
  Net income.....................................  $ 1,959,110        994,085        809,600
  Adjustments to reconcile net income to net cash
     provided by operating activities:
       Depreciation and amortization.............    1,006,148        377,181        454,289
       Provision for bad debts...................      107,575         61,026         45,819
       Noncompete income.........................     (626,667)      (313,333)      (300,000)
       Noncompete expense........................      142,143         53,790         43,126
       Net trade revenue.........................     (102,766)       (75,627)       (46,370)
       Loss (gain) on sale of assets.............           --          2,779       (140,000)
       Decrease (increase) in deferred tax
          assets.................................     (173,423)        65,411        393,742
       Change in assets and liabilities net of
          effect of station sales:
          Receivables............................     (430,318)        31,593       (243,109)
          Prepaid expenses and other assets......     (117,831)      (362,798)       (95,528)
          Accounts payable.......................      151,843       (361,812)       (52,035)
          Accrued expenses.......................      (66,520)      (183,366)        79,935
          Income tax payable.....................           --             --        211,148
                                                   -----------      ---------    -----------
             Total adjustments...................     (109,816)      (705,156)       351,017
                                                   -----------      ---------    -----------
             Net cash provided by operating
               activities........................    1,849,294        288,929      1,160,617
                                                   -----------      ---------    -----------
Cash flows from investing activities:
  Capital expenditures...........................   (1,188,926)      (338,603)    (1,244,352)
  Loans collected from officers and employees....           --             --         20,000
  Loans made to officers and employees...........      (40,000)       (40,000)            --
  Purchases of stations..........................   (3,341,580)            --             --
  Deposit for pending station acquisition........      (10,000)            --             --
  Costs incurred for non-compete agreement.......       (1,000)            --             --
  Proceeds from sale of assets...................           --             --        140,000
                                                   -----------      ---------    -----------
             Net cash used in investing
               activities........................   (4,581,506)      (378,603)    (1,084,352)
                                                   -----------      ---------    -----------

                          FULLER-JEFFREY BROADCASTING
                        COMPANIES, INC. AND SUBSIDIARIES

               CONSOLIDATED STATEMENTS OF CASH FLOWS--(CONTINUED)

                                                                        SIX MONTHS ENDED
                                                    YEAR ENDED              JUNE 30,
                                                   DECEMBER 31,    --------------------------
                                                       1998           1998           1999
                                                   ------------    -----------    -----------
                                                                   (UNAUDITED)    (UNAUDITED)
Cash flows from financing activities:
  Proceeds from notes payable....................  $15,400,000             --        600,000
  Pay-off of debt upon refinancing...............  (13,122,500)            --             --
  Payments of principal on notes payable.........     (375,087)      (540,374)      (607,416)
  Payments of principal on related party
     borrowings..................................      (69,057)       (23,804)       (25,940)
  Payment of loan fees...........................     (343,973)            --             --
                                                   -----------      ---------      ---------
             Net cash provided by (used in)
               financing activities..............    1,489,383       (564,178)       (33,356)
                                                   -----------      ---------      ---------
Net (decrease) increase in cash..................   (1,242,829)      (653,852)        42,909
Cash, beginning of period........................    1,830,984      1,830,984        588,155
                                                   -----------      ---------      ---------
Cash, end of period..............................  $   588,155      1,177,132        631,064
                                                   ===========      =========      =========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION:
     Cash paid during the period for:
       Interest..................................  $ 1,508,992        641,279        599,055
                                                   ===========      =========      =========
       Income taxes..............................  $   102,032         16,000            800
                                                   ===========      =========      =========
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND
  FINANCING ACTIVITIES:
     Fixed assets acquired through advertising
       trades....................................  $    44,469             --             --
                                                   ===========      =========      =========

See accompanying notes to consolidated financial statements.

                          FULLER-JEFFREY BROADCASTING
                        COMPANIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          YEAR ENDED DECEMBER 31, 1998
                (The information as of June 30, 1999 and for the
             Six Months Ended June 30, 1998 and 1999 is Unaudited)

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting and reporting policies of Fuller-Jeffrey Broadcasting Companies, Inc. and its wholly owned subsidiaries (the Company) conform with generally accepted accounting principles and prevailing practices within the broadcasting industry. In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenue and expense for the period. Actual results could differ from those estimates applied in the preparation of the consolidated financial statements. The following are descriptions of the more significant accounting and reporting policies.

(a) PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of Fuller-Jeffrey Broadcasting Companies, Inc. and its wholly owned subsidiaries. The Company's subsidiaries are radio stations in Dover, New Hampshire (WOKQ/WXBB/WXBP/WPKQ), and Portland, Maine (WBLM/WCYY/WCYI/WCLZ/WHOM/ WJBQ/WJAB) and a sign production and design company, Sign Pro, in Portland, Maine. All significant intercompany balances and transactions have been eliminated in consolidation.

(b) INTERIM FINANCIAL STATEMENTS

    The accompanying consolidated balance sheet at June 30, 1999 and the consolidated statements of operations and cash flows for the six month periods ended June 30, 1998 and 1999, are unaudited and have been prepared on the same basis as the audited financial statements included herein. In the opinion of management, such unaudited financial statements include all adjustments necessary to present fairly the information set forth therein, which consist solely of normal recurring adjustments. The results of operations for such interim periods are not necessarily indicative of results for the full year.

(c) PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment are stated at cost. Depreciation is provided by the straight-line method over the estimated useful lives of the respective assets, which range from 5 to 25 years.

(d) INTANGIBLE ASSETS

    The excess of total consideration paid for acquired radio stations over the amounts assigned to identifiable assets is recorded as goodwill and amortized on a straight-line basis over the estimated useful lives of the respective assets, which range from 15 to 40 years.

                          FULLER-JEFFREY BROADCASTING
                        COMPANIES, INC. AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

    Other intangibles consist of FCC licenses, lease rights, program formats, noncompete agreements, and other items. These costs are being amortized by the straight-line method over their respective useful lives, which range from 3 to 40 years.

(e) DEFERRED REVENUE

    In accordance with certain station sale agreements, the Company has entered into agreements not to compete with the new owners. The income from noncompete agreements is deferred and recognized by the straight-line method over the life of the respective agreement.

(f) INCOME TAXES

    The Company accounts for income taxes under the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(g) TRADE REVENUES AND EXPENSES

    In the course of business the Company receives trades in exchange for advertising time, some of which are given to various employees and executives. These trades are recorded as revenue when placed on the air and as expense when goods and services are used and, when given to employees, are included in the employees' annual earnings at the fair market value of the item.

(h) IMPAIRMENT OF LONG-LIVED ASSETS

    The Company applies the provisions of Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of. This statement requires that long-lived assets and certain identifiable intangibles held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount which the carrying value of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell.

                          FULLER-JEFFREY BROADCASTING
                        COMPANIES, INC. AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(2)  INTANGIBLE ASSETS

Intangible assets at December 31, 1998 consist of the following:

                                                 ESTIMATED
                                                    LIFE
                                                 (IN YEARS)
                                                 ----------
Licenses and goodwill..........................   15 to 40     $5,717,602
Lease rights...................................   15 to 30        175,000
Noncompete agreements..........................     3 to 6        568,530
Other..........................................    4 to 40        298,425
                                                               ----------
                                                                6,759,557
Less accumulated amortization..................                 1,059,310
                                                               ----------
                                                               $5,700,247
                                                               ==========

Other intangible assets include costs relating to acquisitions. Amortization expense related to intangible assets totaled $255,520 for the year ended December 31, 1998, and $117,096 and $188,958 for the six months ended June 30, 1998 and 1999 (unaudited), respectively, and is included in depreciation and amortization expense in the accompanying consolidated statements of operations. Noncompete expense totaled $142,143 for the year ended December 31, 1998, and $53,790 and $43,126 for the six months ended June 30, 1998 and 1999 (unaudited), respectively.

(3)  DEFERRED REVENUE

The income from noncompete agreements has been deferred and will be recognized as follows:

DECEMBER 31,
------------
   1999....................................................  $450,000
   2000....................................................   300,000
   2001....................................................   200,000
                                                             --------
                                                             $950,000
                                                             ========

(4)  LONG-TERM DEBT

Long-term debt at December 31, 1998 consists of the following:

Term note (a)...........................................    $15,140,000
Equipment notes payable (b).............................         29,554
Other (c)...............................................        398,186
                                                            -----------
                                                             15,567,740
Less current installments...............................      1,158,822
                                                            -----------
                                                            $14,408,918
                                                            ===========

                          FULLER-JEFFREY BROADCASTING
                        COMPANIES, INC. AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

     (a) On September 28, 1998, the Company entered into a debt agreement with a new lender to refinance the term notes from the prior year. The term loan provides for an $18,000,000 facility with $15,140,000 outstanding and an additional $2,860,000 credit available. The terms call for quarterly principal and interest payments at 7.63% per annum, maturing in September, 2008. Substantially all assets of the Company have been pledged as collateral to secure the term note. The Company was in compliance with all debt covenants as of December 31, 1998.


     (b) Equipment notes payable consist of various notes and capital leases on tangible property and equipment with interest rates ranging from 8.5% to 18.0% per annum. Such notes and leases mature at varying dates through August 2000 and are secured by equipment.

         Capitalized lease obligations total $29,554 at December 31, 1998. The book value of equipment under capital leases is $37,104. Depreciation expense related to capital leases is included in depreciation and amortization in the accompanying statements of operations.

     (c) On October 3, 1996, the Company entered into a consulting and noncompete agreement whereby the seller of a station will provide consulting services to the Company related to radio stations acquired during 1996, and will not compete with the Company during a period of six years. The contract payable will be fully paid off on October 3, 1999. The Company has issued a note to the seller in exchange for this consulting and noncompete agreement.

         During August 1996, the Company entered into a bonus agreement whereby a former station owner would receive $350,000 upon the Company's sale of the station. Principal and accrued interest at 8% are due on October 15, 2001.

The aggregate maturities of long-term debt are as follows:

DECEMBER 31:
------------
   1999....................................................  $ 1,158,822
   2000....................................................    1,186,581
   2001....................................................    1,619,045
   2002....................................................    1,368,678
   2003....................................................    1,476,135
   Thereafter..............................................    8,758,479
                                                             -----------
                                                             $15,567,740
                                                             ===========

                          FULLER-JEFFREY BROADCASTING
                        COMPANIES, INC. AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

Interest expense is comprised of the following:

                                                              SIX MONTHS ENDED
                                           YEAR ENDED             JUNE 30,
                                          DECEMBER 31,    --------------------------
                                              1998           1998           1999
                                          ------------    -----------    -----------
                                                          (UNAUDITED)    (UNAUDITED)
Term loan...............................   $1,179,169       587,776        572,287
Subordinated note.......................       90,000        60,000             --
Other...................................      130,067        83,285         58,532
                                           ----------      --------       --------
                                           $1,399,236       731,061        630,819
                                           ==========      ========       ========

(5)  RELATED PARTIES

Amounts due to related parties include the following:

                                                       DECEMBER 31,      JUNE 30,
                                                           1998           1999
                                                       ------------    -----------
                                                                       (UNAUDITED)
Notes payable to former stockholders (a).............    $381,983        356,043
Notes payable to former station owner (b)............     180,000        180,000
                                                         --------       --------
                                                          561,983        536,043
Less current installments............................      74,827        254,827
                                                         --------       --------
Due to related parties, excluding current
  installments.......................................    $487,156        281,216
                                                         ========       ========

     (a) The notes payable to former stockholders represent two notes owed in connection with the Company's exercise of its option to acquire all the common shares owned by such stockholders. The first note bears interest at 10% per annum and provides for equal monthly installments through December 2000. However, the Company has the option to defer four monthly payments in any one note year. During 1997 and 1998, the Company exercised this option and deferred four monthly payments.

         The second note bears interest at 10% per annum and provides for equal monthly installments through January 2006.

     (b) The note to a former station owner bears interest at the rate of 10% per annum payable monthly with the principal due in January 2000.

                          FULLER-JEFFREY BROADCASTING
                        COMPANIES, INC. AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

     The aggregate maturities of amounts due to related parties are as follows:

DECEMBER 31:
------------
   1999....................................................  $ 74,827
   2000....................................................   255,156
   2001....................................................    38,534
   2002....................................................    42,569
   2003....................................................    47,027
   Thereafter..............................................   103,870
                                                             --------
                                                             $561,983
                                                             ========

(6)  INCOME TAXES

Income tax expense (benefit) consists of:

                                                CURRENT     DEFERRED     TOTAL
                                                --------    --------    --------
Year ended December 31, 1998:
  Federal.....................................  $ 23,400     581,973     605,373
  State.......................................    95,258    (755,396)   (660,138)
                                                --------    --------    --------
                                                $118,658    (173,423)    (54,765)
                                                ========    ========    ========
Six months ended June 30, 1998 (unaudited):
  Federal.....................................  $     --     447,885     447,885
  State.......................................    15,820    (382,474)   (366,654)
                                                --------    --------    --------
                                                $ 15,820      65,411      81,231
                                                ========    ========    ========
Six months ended June 30, 1999 (unaudited):
  Federal.....................................  $183,444     302,458     485,902
  State.......................................    50,124      91,284     141,408
                                                --------    --------    --------
                                                $233,568     393,742     627,310
                                                ========    ========    ========

     At December 31, 1998, the Company has net federal and state operating loss carryforwards for financial and tax reporting purposes as follows:

Federal............................................  $  725,000
State..............................................  $4,000,000

     These carryforwards expire at various times through 2017.

Temporary differences whose tax effects give rise to significant portions of deferred tax assets and deferred tax liabilities include net operating loss carryforwards; income from noncompete agreements that was recognized in the year of sale for tax purposes but is being deferred and amortized for financial reporting purposes; provisions for bad debts and amortization which

                          FULLER-JEFFREY BROADCASTING
                        COMPANIES, INC. AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

are not deductible for income tax purposes; and differences between the depreciation methods used for tax purposes and financial reporting purposes.

                                                                          TOTAL
                                              CURRENT     NONCURRENT    DEFERRED
                                              DEFERRED     DEFERRED       TAXES
                                              --------    ----------    ---------
December 31, 1998:
  Deferred tax assets:
     Federal................................  $236,131    1,304,269     1,540,400
     State..................................    34,725      659,892       694,617
                                              --------    ---------     ---------
       Total deferred tax assets............   270,856    1,964,161     2,235,017
       Valuation allowance..................        --     (440,000)     (440,000)
                                              --------    ---------     ---------
       Total deferred tax assets............   270,856    1,524,161     1,795,017
  Deferred tax liabilities:
     Federal................................        --     (590,396)     (590,396)
     State..................................        --      (92,058)      (92,058)
                                              --------    ---------     ---------
       Total deferred tax liabilities.......        --     (682,454)     (682,454)
                                              --------    ---------     ---------
       Net deferred tax assets..............  $270,856      841,707     1,112,563
                                              ========    =========     =========

Management believes that a valuation allowance of $440,000 for deferred tax assets as of December 31, 1998 is adequate to reduce the deferred tax assets to an amount that will more likely than not be realized. The net change in the total valuation allowance was a decrease of $860,000 for the year ended December 31, 1998. A benefit of approximately $570,000 related to net operating loss carryforwards is included in income tax expense for the year ended December 31, 1998.

(7)  RETIREMENT PLANS

The Company has a nonqualified retirement agreement with a former officer/stockholder which provides for annual payments of $25,000 for eighteen years. The annual payments are expensed as incurred and will be made through 2005.

The Company maintains an Employee Savings 401(k) plan which covers all eligible employees who have completed six months of service and have attained the age of
18. Company contributions are discretionary. The Company contributions totaled $44,000 for the year ended December 31, 1998, and $23,626 and $27,515 for the six months ended June 30, 1998 and 1999 (unaudited), respectively.

(8)  SALES AND ACQUISITIONS OF STATION PROPERTIES

On September 28, 1998, the Company purchased the assets of existing AM/FM stations, WCLZ-AM and WCLZ-FM. The net purchase price of the assets was approximately $3,078,000 and included land, a building, tower/antenna, various equipment, furniture and the FCC license. Also included in the purchase price was a $1,000 one-year noncompete agreement. The financing for this purchase was a component of the new debt agreement described in Note 4.

                          FULLER-JEFFREY BROADCASTING
                        COMPANIES, INC. AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

In September, 1997, the Company purchased the assets of an existing FM station, WXBP, which consisted of a transmitter, antenna, license and equipment. The purchase price of the assets was approximately $850,000. In addition to the purchase price, the Company paid $150,000 in exchange for the seller's promise not to compete with the Company for three years. The noncompete agreement has been included in intangibles in the accompanying consolidated balance sheets.

(9)  COMMITMENTS AND CONTINGENCIES

The Company leases, under operating leases, certain real property and equipment with lease terms from one to thirty-nine years, with extensions available for successive one-year periods. Rental expense amounted to $356,725 for the year ended December 31, 1998, and $178,362 and $169,898 for the six months ended June 30, 1998 and 1999 (unaudited), respectively.

The following is a schedule by year of future minimum rental payments required under operating leases that have initial or remaining noncancelable lease terms in excess of one year:

DECEMBER 31,
------------
   1999....................................................  $  339,796
   2000....................................................     309,698
   2001....................................................     237,766
   2002....................................................     224,631
   2003....................................................     214,083
   Thereafter..............................................   1,766,373
                                                             ----------
                                                             $3,092,347
                                                             ==========

(10)  STOCK OPTIONS

During 1990, the Company adopted a nonqualified stock option agreement to grant stock options to certain key employees. Under the agreement, 12,859 shares were available for grant. In 1990, options to purchase 12,859 shares were granted at an exercise price of $10 per share. The options are exercisable upon grant, and expire 10 years thereafter. No options were granted, exercised, or expired during 1998 or for the six months ended June 30, 1999.

(11)  SUBSEQUENT EVENTS

On April 30, 1999 the two stockholders of the Company signed definitive stock purchase agreements with Citadel Broadcasting Company. In connection with this transaction, Citadel Broadcasting Company acquired all of the outstanding stock of the Company on August 31, 1999.

                       CITADEL COMMUNICATIONS CORPORATION
                    UNAUDITED PRO FORMA FINANCIAL INFORMATION

         The following unaudited pro forma condensed consolidated financial statements reflect the results of operations and balance sheet of Citadel Communications Corporation after giving effect to:

         (1) the following completed transactions (collectively, the "Completed Transactions"):

                  o the January 2, 1998 acquisition of WEMR-FM and WEMR-AM serving the Wilkes/Barre-Scranton market for the purchase price of approximately $0.8 million and the March 26, 1998 acquisition of WCTP-FM, WCTD-FM and WKJN-AM serving the Wilkes/Barre-Scranton market for the purchase price of approximately $6.0 million (collectively, the "Wilkes/Barre Scranton Acquisitions"),

                  o the February 12, 1998 acquisition of Pacific Northwest Broadcasting Corporation which owned KQFC-FM, KKGL-FM and KBOI-AM in Boise for the purchase price of approximately $14.0 million and the April 21, 1998 acquisition of KIZN-FM and KZMG-FM in Boise for the purchase price of approximately $14.5 million (collectively, the "Boise Acquisition"),

                  o the November 17, 1998 acquisition of KAAY-AM in Little Rock for the purchase price of approximately $5.1 million,

                  o the February 9, 1999 acquisition of WKQZ-FM, WYLZ-FM, WILZ-FM, WIOG-FM, WGER-FM and WSGW-AM in Saginaw/Bay City for the purchase price of approximately $35.0 million (the "Saginaw/Bay City Acquisition"),

                  o the February 17, 1999 acquisition of WHYL-FM and WHYL-AM in Harrisburg/Carlisle for the purchase price of approximately $4.5 million (the "Carlisle Acquisition"),

                  o the March 17, 1999 acquisition of Citywide Communications, Inc., which owned KQXL-FM, WEMX-FM, WCAC-FM, WXOK-AM and WIBR-AM serving the Baton Rouge market and KFXZ-FM, KNEK-FM, KRRQ-FM and KNEK-AM serving the Lafayette market for the purchase price of approximately $31.5 million (the "Baton Rouge/Lafayette Acquisition"),

                  o the April 30, 1999 acquisition of KSPZ-FM serving the Colorado Springs market in exchange for KKLI-FM in Colorado Springs, the April 30, 1999 acquisition of KVOR-AM and KTWK-AM serving the Colorado Springs market and KEYF-FM and KEYF-AM serving the Spokane market for the purchase price of approximately $10.0 million and the April 30, 1999 termination of a joint sales agreement under which Citadel Communications operated certain other radio stations in Colorado Springs and in Spokane (collectively, the "Capstar Transactions"),

                  o the June 30, 1999 acquisition of WSSX-FM, WWWZ-FM, WMGL-FM, WSUY-FM, WNKT-FM, WTMA-AM, WTMZ-AM and WXTC-AM in Charleston, WHWK-FM, WYOS-FM, WAAL-FM, WNBF-AM and WKOP-AM in Binghamton, WMDH-FM and WMDH-AM in Muncie and WWKI-FM in Kokomo for the purchase price of approximately $77.0 million (the "Charleston/Binghamton/Muncie/Kokomo Acquisition"),

                  o the August 31, 1999 acquisition of Fuller-Jeffrey Broadcasting Companies, Inc. which owned WOKQ-FM, WPKQ-FM, WXBB-FM and WXBP-FM serving the Portsmouth/Dover/Rochester market and WBLM-FM, WCYI-FM, WCYY-FM, WHOM-FM, WJBQ-FM and WCLZ-FM serving the Portland market for the purchase price of approximately $65.3 million, which amount includes approximately $1.8 million in consulting and noncompetition payments payable over a seven-year period (the "Portsmouth/Dover/Rochester/Portland
                           Acquisition"),

                  o        the July 27, 1998 sale of WEST-AM in
                           Allentown/Bethlehem as a portion of the consideration for the 1997 acquisition of WLEV-FM in Allentown/Bethlehem,

                  o the October 7, 1998 sale of WQCY-FM, WTAD-AM, WMOS-FM and WBJR-FM in Quincy for the sale price of approximately $2.3 million (the "Quincy Sale"),

                  o the November 17, 1998 sale of KRNN-AM in Little Rock for the sale price of approximately $0.2 million,

                  o the July 1998 initial public offering by Citadel Communications of shares of its common stock and the use of net proceeds from that offering,

                  o the November 1998 sale by Citadel Communications' subsidiary, Citadel Broadcasting Company, of $115.0 million principal amount of its 9-1/4% Senior Subordinated Notes due 2008 and the use of net proceeds from that offering,

                  o the June 1999 public offering by Citadel Communications of shares of its common stock and the use of net proceeds from that offering, and

                  o the August 1999 redemption of a portion of Citadel Broadcasting's outstanding 13-1/4% Exchangeable Preferred Stock (the "Preferred Redemption");

         (2) the pending acquisition of KATT-FM, KYIS-FM, KCYI-FM, KNTL-FM and WWLS-AM in Oklahoma City for a purchase price of approximately $60.0 million (the "Pending Acquisition"); and

         (3) the pending disposition of KKTT-FM, KEHK-FM and KUGN-AM in Eugene, KAKT-FM, KBOY-FM, KCMX-FM, KTMT-FM, KCMX-AM and KTMT-AM in Medford, KEYW-FM, KORD-FM, KXRX-FM, KTHT-FM and KFLD-AM in Tri-Cities, KCTR-FM, KKBR-FM, KBBB-FM, KMHK-FM and KBUL-AM in Billings, WQKK-AM and WGLU-FM in Johnstown and WQWK-FM, WNCL-FM, WRSC-AM and WBLF-AM in State College for the sale price of approximately $26.0 million (the "Pending Disposition").

         The unaudited pro forma condensed consolidated financial statements are based on Citadel Communications' historical consolidated financial statements and the financial statements of those entities acquired, or from which assets were acquired, in connection with the Completed Transactions.

         In the opinion of management, all adjustments necessary to fairly present this pro forma information have been made. The interest rate applied to borrowings under, and repayments of, Citadel Broadcasting's credit facility in the pro forma consolidated statements of operations was 8.4375%, which represents the interest rate in effect under the credit facility as of January 1, 1998.

         Depreciation and amortization for the acquisitions are based upon preliminary allocations of the purchase price to property and equipment and intangible assets. Actual depreciation and amortization may differ depending on the final allocation of the purchase price. However, management does not believe these differences will be material.

         For pro forma purposes, Citadel Communications' balance sheet as of June 30, 1999 has been adjusted to give effect to the following transactions as if each had occurred on June 30, 1999:

         (1)      the Portsmouth/Dover/Rochester/Portland Acquisition,

         (2)      the Pending Acquisition,

         (3)      the Pending Disposition, and

         (4)      the Preferred Redemption.

         The unaudited pro forma information is presented for illustrative purposes only and does not indicate the operating results or financial position that would have occurred if the transactions described above had been completed on the dates indicated, nor is it indicative of future operating results or financial position if the pending transactions described above are completed. Citadel Communications cannot predict whether the completion of the Pending Acquisition and the Pending Disposition will conform to the assumptions used in the preparation of the unaudited pro forma condensed consolidated financial statements. Additionally, consummation of each of the Pending Acquisition and the Pending Disposition is subject to certain conditions. Although Citadel Communications believes these closing conditions are customary for transactions of this type, there can be no assurance that such conditions will be satisfied.

                       CITADEL COMMUNICATIONS CORPORATION
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 June 30, 1999
                             (DOLLARS IN THOUSANDS)


                                                                                                ADJUSTMENTS
                                                                                                    FOR
                                                                                  CITADEL       THE PENDING
                                                               ADJUSTMENTS    COMMUNICATIONS    ACQUISITION
                                                   ACTUAL          FOR          AS ADJUSTED         AND         PRO FORMA
                                                  CITADEL       COMPLETED      FOR COMPLETED    THE PENDING      CITADEL
                                              COMMUNICATIONS TRANSACTIONS (1)  TRANSACTIONS   DISPOSITION (2) COMMUNICATIONS
                                              -------------- ----------------  -------------  --------------- --------------
ASSETS
   Cash and cash equivalents                      $  68,680     $ (57,096)      $  11,584        $    (500)     $  11,084
   Accounts and notes receivable, net                41,218         4,752          45,970            2,629         48,599
   Prepaid expenses                                   3,149           256           3,405              114          3,519
   Assets held for sale                              25,974          --            25,974          (25,974)          --
---------------------------------------------     ---------     ---------       ---------        ---------      ---------
      Total current assets                          139,021       (52,088)         86,933          (23,731)        63,202

   Property and equipment, net                       59,659         4,650          64,309            3,120         67,429
   Intangible assets, net                           412,150        56,678         468,828           56,162        524,990
   Other assets                                       4,377           405           4,782             --            4,782
---------------------------------------------     ---------     ---------       ---------        ---------      ---------

   TOTAL ASSETS                                   $ 615,207     $   9,645       $ 624,852        $  35,551      $ 660,403
                                                  =========     =========       =========        =========      =========


LIABILITIES AND SHAREHOLDER'S EQUITY
   Accounts payable and accrued liabilities       $  15,383     $   2,091       $  17,474        $    --        $  17,474
   Current maturities of other long-term
     obligations                                        212         1,750           1,962              360          2,322
---------------------------------------------     ---------     ---------       ---------        ---------      ---------
      Total current liabilities                      15,595         3,841          19,436              360         19,796

   Notes payable, less current maturities              --          42,236          42,236           34,000         76,236
   10 1/4% Notes                                     98,657          --            98,657             --           98,657
   9 1/4% Notes                                     111,638          --           111,638             --          111,638
   Other long-term obligations, less current
     maturities                                       1,004        15,264          16,268            1,165         17,433
   Deferred tax liability                            31,354          --            31,354             --           31,354
   Exchangeable preferred stock                     124,900       (51,696)         73,204             --           73,204
   Common stock and APIC                            270,233          --           270,233             --          270,233
   Deferred compensation                               (932)         --              (932)            --             (932)
   Accumulated other comprehensive loss                 (52)         --               (52)            --              (52)
   Accumulated deficit/retained earnings            (37,190)         --           (37,190)              26        (37,164)
---------------------------------------------     ---------     ---------       ---------        ---------      ---------

   TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY     $ 615,207     $   9,645       $ 624,852        $  35,551      $ 660,403
                                                  =========     =========       =========        =========      =========


(1) Represents the net effect of the Portsmouth/Dover/Rochester/Portland Acquisition and the Preferred Redemption as if each of the transactions had taken place on June 30, 1999. In the Preferred Redemption Citadel Broadcasting redeemed approximately 35% of its issued and outstanding 13-1/4% Exchangeable Preferred Stock. Approximately 452,000 shares were redeemed at a redemption price of $113.25 per share for a total of approximately $51.2 million. In addition Citadel Broadcasting paid approximately $515,000 of accrued dividends on the shares redeemed.

(2) Represents the net effect of the Pending Acquisition and the Pending Disposition.

                       CITADEL COMMUNICATIONS CORPORATION
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1999
                             (DOLLARS IN THOUSANDS)


                                                                            CITADEL       ADJUSTMENTS FOR
                                                                         COMMUNICATIONS     THE PENDING
                                                                          AS ADJUSTED       ACQUISITION    ADJUSTMENTS
                                           ACTUAL     ADJUSTMENTS FOR         FOR            AND THE         FOR THE     PRO FORMA
                                          CITADEL        COMPLETED         COMPLETED         PENDING        PREFERRED     CITADEL
                                       COMMUNICATIONS TRANSACTIONS (1)    TRANSACTIONS    DISPOSITION (2)  REDEMPTION COMMUNICATIONS
                                       -------------- ----------------  ---------------   ---------------  ---------- --------------
Net revenue ............................    75,077        19,673             94,750           (2,257)             --      92,493
Station operating expenses .............    51,706        13,686             65,392           (3,567)             --      61,825
Depreciation and amortization ..........    15,124         6,699             21,823            2,723              --      24,546
Corporate general and administrative ...     2,886            --              2,886              (88)             --       2,798
                                           -------       -------            -------          -------         -------     -------
   Operating expenses ..................    69,716        20,385             90,101             (932)             --      89,169
                                           -------       -------            -------          -------         -------     -------
Operating income (loss) ................     5,361          (712)             4,649           (1,325)             --       3,324
Interest expense .......................    11,482         4,313             15,795            1,434          (1,850)     15,379
Other (income) expense, net ............      (709)           --               (709)              --              --        (709)
                                           -------       -------            -------          -------         -------     -------
Income (loss) before income taxes ......    (5,412)       (5,025)           (10,437)          (2,759)          1,850     (11,346)
Income taxes (benefit) .................      (903)         (790)            (1,693)            (566)             --      (2,259)
Dividend requirement for Exchangeable
   Preferred Stock .....................    (8,025)           --             (8,025)              --           3,405      (4,620)
                                           -------       -------            -------          -------         -------     -------
Income (loss) from continuing operations
  applicable to common shares ..........   (12,534)       (4,235)           (16,769)          (2,193)          5,255     (13,707)
                                           =======       =======            =======          =======         =======     =======

(1) Represents the net effect of the Completed Transactions that were consummated after January 1, 1999, except the Preferred Redemption, as if each transaction had taken place on January 1, 1998. Prior to the acquisition dates, Citadel Communications operated many of the acquired stations under a joint sales agreement ("JSA") or local marketing agreement ("LMA"). Citadel Communications receives fees for such services. Includes net revenue and station operating expenses for stations operated under JSAs to reflect ownership of the stations as of January 1, 1998. Net revenue and station expenses for stations operated under LMAs are included in Citadel Communications' historical consolidated financial statements. For those stations operated under JSAs or LMAs and subsequently acquired, associated fees and redundant expenses were eliminated and estimated occupancy costs were included to adjust the results of operations to reflect ownership of the stations as of January 1, 1998. Dollars in the table below are shown in thousands.


                                        PORTSMOUTH/  CHARLESTON/
                                           DOVER/    BINGHAMTON                                CARLISLE
                                         ROCHESTER/    MUNCIE/    BATON ROUGE/   SAGINAW/    ACQUISITION
                                          PORTLAND     KOKOMO      LAFAYETTE     BAY CITY    AND CAPSTAR   THE COMPLETED
                                        ACQUISITION  ACQUISITION  ACQUISITION   ACQUISITION  TRANSACTIONS  TRANSACTIONS
                                        -----------  -----------  ------------  -----------  ------------  -------------
Net revenue                                7,302         9,687         1,371         526          787          19,673
Station operating expenses                 4,630         6,752         1,275         486          543          13,686
Depreciation and amortization              2,926         2,683           628         202          260           6,699
                                         -------       -------       -------     -------      -------         -------
   Operating expenses                      7,556         9,435         1,903         688          803          20,385
                                         -------       -------       -------     -------      -------         -------
Operating income (loss)                     (254)          252          (532)       (162)         (16)           (712)
Interest expense                           1,782         2,531          --          --           --             4,313
                                         -------       -------       -------     -------      -------         -------
Income (loss) before income taxes         (2,036)       (2,279)         (532)       (162)         (16)         (5,025)
Income taxes (benefit)                      (664)          --           (126)       --           --              (790)
                                         -------       -------       -------     -------      -------         -------
Income (loss) from continuing operations  (1,372)       (2,279)         (406)       (162)         (16)         (4,235)
                                         =======       =======       =======     =======      =======         =======


(2) Represents the net effect of the Pending Acquisition and the Pending Disposition as if each transaction had taken place on January 1, 1998. Dollars in the table below are shown in thousands.

                                                                                     PENDING
                                                                                 ACQUISITION AND
                                                  PENDING          PENDING           PENDING
                                                DISPOSITION      ACQUISITION       DISPOSITION
                                                -----------     -------------    ---------------
Net revenue                                       (6,879)           4,622           (2,257)
Station operating expenses                        (6,723)           3,156           (3,567)
Depreciation and amortization                        --             2,723            2,723
Corporate general and administrative                 (88)             --               (88)
                                                  ------           ------           ------
   Operating expenses                             (6,811)           5,879             (932)
                                                  ------           ------           ------

Operating income (loss)                              (68)          (1,257)          (1,325)
Interest expense                                  (1,097)           2,531            1,434
                                                  ------           ------           ------
Income (loss) before income taxes                  1,029           (3,788)          (2,759)
Income taxes (benefit)                               --              (566)            (566)
                                                  ------           ------           ------
Income (loss) from continuing operations           1,029           (3,222)          (2,193)
                                                  ======           ======           ======

                       CITADEL COMMUNICATIONS CORPORATION
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1998
                             (DOLLARS IN THOUSANDS)


                                                                             CITADEL     ADJUSTMENTS FOR
                                                                          COMMUNICATIONS   THE PENDING    ADJUSTMENTS
                                             ACTUAL     ADJUSTMENTS FOR    AS ADJUSTED   ACQUISITION AND    FOR THE     PRO FORMA
                                            CITADEL       COMPLETED       FOR COMPLETED    THE PENDING     PREFERRED     CITADEL
                                         COMMUNICATIONS TRANSACTIONS (1)   TRANSACTIONS  DISPOSITION (2)  REDEMPTION  COMMUNICATIONS
                                         -------------- ----------------  -------------  ---------------  ----------- --------------
Net revenue ..............................  135,426         46,991           182,417         (7,179)               --      175,238
Station operating expenses ...............   93,485         30,742           124,227         (7,371)               --      116,856
Depreciation and amortization ............   26,414         18,283            44,697          4,073                --       48,770
Corporate general and administrative .....    4,369             --             4,369           (175)               --        4,194
                                           --------       --------          --------       --------          --------     --------
   Operating expenses ....................  124,268         49,025           173,293         (3,473)               --      169,820
                                           --------       --------          --------       --------          --------     --------
Operating income (loss) ..................   11,158         (2,034)            9,124         (3,706)               --        5,418
Interest expense .........................   18,126          7,753            25,879          2,869            (7,400)      21,348
Other (income) expense, net ..............   (1,651)            --            (1,651)          (174)                        (1,825)
                                           --------       --------          --------       --------          --------     --------
Income (loss) before income taxes ........   (5,317)        (9,787)          (15,104)        (6,401)            7,400      (14,105)
Income taxes (benefit) ...................   (1,386)        (1,833)           (3,219)        (1,132)               --       (4,351)
Dividend requirement for Exchangeable
   Preferred Stock .......................  (14,586)            --           (14,586)            --               138      (14,448)
                                           --------       --------          --------       --------          --------     --------
Income (loss) from continuing operations
  applicable to common shares ............  (18,517)        (7,954)          (26,471)        (5,269)            7,538      (24,202)
                                           ========       ========          ========       ========          ========     ========

(1) Represents the net effect of the Completed Transactions, except the Preferred Redemption, as if each transaction had taken place on January 1, 1998. Prior to the acquisition dates, Citadel Communications operated many of the acquired stations under a JSA or LMA. Citadel Communications receives fees for such services. Includes net revenue and station operating expenses for stations operated under JSAs to reflect ownership of the stations as of January 1, 1998. Net revenue and station expenses for stations operated under LMAs are included in Citadel Communications' historical consolidated financial statements. For those stations operated under JSAs or LMAs and subsequently acquired, associated fees and redundant expenses were eliminated and estimated occupancy costs were included to adjust the results of operations to reflect ownership of the stations as of January 1, 1998. Dollars in the table below are shown in thousands.


                                 PORTSMOUTH/  CHARLESTON/                                             REPAYMENT
                                    DOVER/    BINGHAMTON/     BATON                       OTHER        OF THE    OFFERING      THE
                                  ROCHESTER/    MUNCIE/       ROUGE/      SAGINAW/     ACQUISITIONS    CREDIT     OF THE   COMPLETED
                                   PORTLAND     KOKOMO      LAFAYETTE     BAY CITY   AND DISPOSITIONS  FACILITY    9-1/4%    TRANS-
                                 ACQUISITION  ACQUISITION  ACQUISITION  ACQUISITION        (a)          (b)      NOTES (c)   ACTIONS
                                 -----------  -----------  -----------  -----------  ---------------- ---------  --------- ---------
Net revenue                         13,642       16,500       7,331         6,981         2,537            --         --     46,991
Station operating expenses           8,676       11,051       5,170         4,447         1,398            --         --     30,742
Depreciation and amortization        5,853        5,367       2,914         2,421         1,729            --         --     18,284
                                   -------      -------     -------       -------       -------       -------    -------    -------
   Operating expenses               14,529       16,418       8,084         6,868         3,127            --         --     49,026
Operating income (loss)               (887)          82        (753)          113          (590)           --         --     (2,035)
Interest expense                     5,358        5,063          --            --           445        (4,487)     1,374      7,753
                                   -------      -------     -------       -------       -------       -------    -------    -------
Income (loss) before income taxes   (6,245)      (4,981)       (753)          113        (1,035)        4,487     (1,374)    (9,788)
Income taxes (benefit)              (1,328)         --         (505)           --            --            --         --     (1,833)
                                   -------      -------     -------       -------       -------       -------    -------    -------
Income (loss) from continuing
 operations                         (4,917)      (4,981)       (248)          113        (1,035)        4,487     (1,374)    (7,955)
                                   =======      =======     =======       =======       =======       =======    =======    =======

(a) Represents the net effect of the Carlisle Acquisition, the Capstar Transactions, the Boise Acquisition, the Wilkes-Barre/Scranton Acquisitions, the disposition of WEST-AM in Allentown/Bethlehem, the acquisition of KAAY-AM and the disposition of KRNN-AM in Little Rock and the Quincy Sale.

(b) Represents the repayment of outstanding borrowings under Citadel Broadcatings's credit facility with the proceeds from the Citadel
Communications' initial public offering.

(c) Reflects the recording of the net increase in interest expense and the amortization of deferred financing costs of $3.5 million related to Citadel Broadcasting's 9-1/4% Senior Subordinated Notes due 2008.

(2) Represents the net effect of the Pending Acquisition and the Pending Disposition as if each transaction had taken place on January 1, 1998. Dollars in the table below are shown in thousands.

                                                                                       PENDING
                                                                                   ACQUISITION AND
                                                  PENDING           PENDING            PENDING
                                                DISPOSITION       ACQUISITION        DISPOSITION
                                                -----------      -------------     ---------------
Net revenue                                       (15,379)            8,200            (7,179)
Station operating expenses                        (13,611)            6,240            (7,371)
Depreciation and amortization                      (1,372)            5,445             4,073
Corporate general and administrative                 (175)              --               (175)
                                                  -------           -------           -------
   Operating expenses                             (15,158)           11,685            (3,473)
Operating income (loss)                              (221)           (3,485)           (3,706)
Interest expense                                   (2,194)            5,063             2,869
Other (income) expense                               (174)              --               (174)
                                                  -------           -------           -------
Income (loss) before income taxes                   2,147            (8,548)           (6,401)
Income taxes (benefit)                                --             (1,132)           (1,132)
                                                  -------           -------           -------
Income (loss) from continuing operations            2,147            (7,416)           (5,269)
                                                  =======           =======           =======

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      CITADEL COMMUNICATIONS
                                      CORPORATION

Date: September 14, 1999              By: /s/ Lawrence R. Wilson
                                         -----------------------------
                                         Lawrence R. Wilson
                                         Chairman, Chief Executive Officer and
                                         President

                                  EXHIBIT INDEX

2.1 Stock Purchase Agreement dated April 30, 1999 by and between Robert F. Fuller and Citadel Broadcasting Company (incorporated by reference to
         Exhibit 2.1 to Citadel Broadcasting Company's Current Report on Form 8-K, date of earliest event reported - August 31, 1999).

2.2 Stock Purchase Agreement dated April 30, 1999 by and between Joseph N. Jeffrey, Jr. and Citadel Broadcasting Company (incorporated by reference to Exhibit 2.2 to Citadel Broadcasting Company's Current Report on Form 8-K, date of earliest event reported - August 31, 1999).

23.1     Consent of KPMG LLP.